EXHIBIT 3.85
OFFICE OF THE SECRETARY OF STATE
STATE OF OKLAHOMA
CERTIFICATE
OF
LIMITED LIABILITY COMPANY
     WHEREAS, the Articles of Organization of
     SOUTHWESTERN NEUROSURGERY PHYSICIANS, LLC
an Oklahoma limited liability company has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.
     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.
     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.
[SEAL]
     Filed in the city of Oklahoma City this 3rd day of May, 2004.

/s/ M Susan Savage
Secretary of State

ARTICLES OF ORGANIZATION
OF AN
OKLAHOMA LIMITED LIABILITY COMPANY

TO:	OKLAHOMA SECRETARY OF STATE
2300 N Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 522-4560
     The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S., Section 2004, does hereby execute the following articles:
     1. The name of the limited liability company (Note: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word Company may be abbreviated as Co.): Southwestern Neurosurgery Physicians, LLC
     2. The street address of its principal place of business, wherever located:

One Park Plaza	Nashville	TN	37203

Street address	City	State	Zip Code
     3. The name and street address of the resident agent in the state of Oklahoma:

The Corporation Company, 735 First National Building, 120 North Robinson, Oklahoma City, OK 73102

Name	Street Address	City	State	Zip Code
(P.O. Boxes are not acceptable.)
     4. The term of existence: Perpetual
Articles of organization must be signed by at least one person who need not be a member of the limited liability company.
Dated: April 30,2004

Signature: Type or Print Name:	/s/ Dora A. Blackwood Dora A. Blackwood
Address:	One Park Plaza, Nashville, TN 37203
Filed – Oklahoma Secretary of State
#3512037174
05/03/2004 13:10
05/03/2004 08:49 AM
Oklahoma Secretary of State
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1297730012